AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 19th day of August, 2015, to the Transfer Agent       Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

                        WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the             Advantus Dynamic Managed Volatility Fund and the Advantus Managed
                        Volatility Equity Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit K of the Agreement is hereby superseded and replaced with Amended Exhibit K attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

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Amended Exhibit K to the Managed Portfolio Series Transfer Agent Servicing Agreement

Name of Series
Advantus Strategic Dividend Income Fund
Advantus Short Duration Bond Fund
Advantus Dynamic Managed Volatility Fund
Advantus Managed Volatility Equity Fund
Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at September, 2012
Annual Service Charges to the Fund*
▪  Base Fee Per CUSIP                                                                                                    $[…] /year
▪  NSCC Level 3 Accounts                                                                                            $[…] /open account
▪  Direct Accounts                                                                                                          $[…] /open account
▪  Closed Accounts                                                                                                        $[…] /closed account

Activity Charges
▪  Manual Shareholder Transaction & Correspondence                                          $[…] /event
▪  Omnibus Account Transaction                                                                                $[…] /transaction
▪  Telephone Calls                                                                                                           $[…] /minute
▪  Voice Response Calls                                                                                                 $[…] /call
▪  Daily Valuation/Manual 401k Trade                                                                         $[…] /trade

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, and travel.

Additional Services
DST NSCC costs are included in the proposal.  Other additional services are available as part of the transfer agency service, and are shown beginning on page 7 of this proposal

MARS sales reporting, Informa electronic statements, and eCONNECT services are also available upon request.

*Subject to annual CPI increase, Milwaukee MSA.

Fees are billed monthly.

Advisor’s Signature not required as fees are not changing only the Advantus Dynamic Managed Volatility Fund and the Advantus Managed Volatility Equity Fund are being added.

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Amended Exhibit K (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at September, 2012
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
      − Inquiry - $[…] /event
      − Per broker ID - $[…] /month per ID
▪ Transaction Processing – minimum monthly fee - $[…]
      − Implementation - $[…] /management company
      − Transaction (Purchase, redeem, exchange, literature order) - $[…] /event
      − New Account Setup – $[…] /event
System Access for Fund Investment Advisor
Normal Secure Internet Access - access to fund and investor data through USBFS applications,  data delivery & security software.
▪ Report Source - $[…] /user per month
      −  Setup (Includes access to Fund Source) - $[…]
▪ BDS – Statement Storage & Retrieval - $[…] /user per month
      −  Setup - $[…] /user
▪ Ad Hoc/ PowerSelect File Development - $[…] /file per month
      − Setup - $[…] /request (includes up to 2 hours of programming.)
▪ Custom Electronic File Exchange (DDS delivery of standard TIP files)  - $[…] /file per month
      − One Time Setup Fee - $[…]
▪ Mail File (DDS mailbox in which clients can pull information) - $[…] /file setup
▪ Setup & Delivery of Standard TIP Files - $[…] /request (Unlimited files per request)
▪ Custom TIP File Development - $[…] /request (Includes up to 2 hours of programming.)

Dedicated Line – when high speed, continuous access is necessary to mirror USBFS servicing
▪ Normal Charges above, plus
▪ TA2000 AWD Access  - $[…] /year per workstation
▪ Data communications setup and monthly charges based upon location and bandwidth
▪ Training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪ $[…] /hour
▪ Charges incurred for customized services that may include fund setup programming (transfer agent system, statements, options, etc.), conversion programming, customized service development, voice response system setup (Menu selections, shareholder    system integration, testing, etc.), or other client specific customization and/or development services
CUSIP Setup
▪ Subsequent CUSIP Setup - $[…] /CUSIP
▪ Expedited CUSIP Setup - $[…] /CUSIP (Less than 35 days)

Same Day Cash Management
▪ Setup - $[…] (Access via Internet VPN)
▪ Service - $[…] /user per month

Real Time Cash Flow
▪ Implementation (one time charge) for up to 5 Users – $[…]
▪ Monthly Fee per feed  - $[…] /month
▪ Implementation (per feed) - $[…] /hour (8 hour estimate)
▪ Training - TBD

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Amended Exhibit K (continued) to the Managed Portfolio Series Transfer Agent Servicing
Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES (continued) FEE SCHEDULE at September, 2012
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Select (Fund Groups under 50,000 open accounts) - $[…] Annual Base Fee
      − Implementation - $[…] /fund group – includes up to 10 hours of technical/BSA support
▪ Activity (Session) Fees
      − Inquiry - $[…] /event
      − Account Maintenance - $[…] /event
      − Transaction (Financial transactions, reorder  statements, etc.) - $[…] /event
      − New Account Setup - $[…] /event (Not available with FAN Web Select)
      − Strong Authentication - $[…] /month per active FAN Web ID (activity within previous 180 days is considered Active)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company (File generation and delivery) - $[…] /year
▪ Per Record Charge
       − Rep/Branch/ID - $[…]
       − Dealer - $[…]
▪ Price Files - $[…] /record or $[…] /user per month, whichever is less

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence.
▪ Setup - $[…] /fund group
▪ Administration - $[…] /month
▪ Correspondence - $[…] /received email

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Creation of “white label” Money Market Fund Service Organizations
▪ $[…] /money market share class per year, plus out-of-pocket expenses (see Transfer Agent Fee Schedule)

Special Transfer Agent Training Services
▪ On-site at USBFS - $[…] /day
▪ At Client Location - $[…] /day plus travel and out-of-pocket expenses if required

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
▪ Qualified Plan Fees
        − $[…] /qualified plan account or Coverdell ESA account (Cap at $[…] /SSN)
        − $[…] /transfer to successor trustee
        − $[…] /participant distribution (Excluding SWPs)
        − $[…] /refund of excess contribution
        − $[…] /reconversion/recharacterization
Additional Shareholder Paid Fees
        − $[…] /outgoing wire transfer or overnight delivery
        − $[…] /telephone exchange
        − $[…] /return check or ACH or stop payment
        − $[…] /research request per account, capped at $[…] /request, for statement requests older than the prior year)

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Amended Exhibit K (continued) to the Managed Portfolio Series Transfer Agent Servicing
 Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at September, 2012

Computer Telephony Integration Reporting – Integrated custom detailed call reporting
▪ $[…] /monthly report

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪ 90 days or less: $[…] /open account
▪ 91-180 days: $[…] /open account
▪ 181-270 days: $[…] /open account
▪ 271 days – 1 year: $[…] /open account
▪ 1 year – 2 years: $[…] /open account

Excessive Trader – Software application that monitors the number of trades (exchanges/redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ Setup - $[…] /fund group of 1-5 funds; $[…] /fund group of over 5 funds
▪ $[…] /account per year

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪ $[…] /direct open account per year

Shareholder Performance Statements –account or portfolio level performance information on investor statements.  Total costs will depend upon specific client requirements.
▪ Setup - $[…] /fund group
▪ Annual Fee - $[…] /open and closed account

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[…] per open account per year.

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $[…] /fund group per month

Literature Fulfillment Services
▪ Account Management
      − $[…] /month (account management, lead reporting and database administration)
▪ Inbound Teleservicing Only
      − Account Management - $[…] /month
      − Call Servicing - $[…] /minute
▪ Lead Conversion Reporting (Closed Loop)
      − Account Management - $[…] /month
      − Database Installation, Setup - $[…] /fund group
▪ Out-of-Pocket Expenses
      − Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

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